UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

Capital Senior Living Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13445	75-2678809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 770-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Adoption of Compensatory Plan. On January 26, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Capital Senior Living Corporation (the “Company”) approved the Company’s 2011 Incentive Compensation Plan (the “Plan”). The Plan provides performance bonus opportunities to the Company’s executive management, including certain eligible named executive officers (collectively, the “Participants”), based upon achievement of corporate and individual goals established by the Compensation Committee for the year ending December 31, 2011.

Pursuant to the Plan, the Participants are eligible to receive a cash performance bonus equal to 24% (29% for our Chief Executive Officer) of their respective base salaries based upon the Company’s achievement of three corporate goals for the year ending December 31, 2011. First, of that maximum cash bonus percentage attributable to the achievement of corporate goals, 12% (13% for our Chief Executive Officer) is based on the Company’s achievement of a Cash Flow From Operations (“CFFO”) per outstanding share target. Second, of that maximum cash bonus percentage attributable to the achievement of corporate goals, 8% (11% for our Chief Executive Officer) is based on the Company’s achievement of an Adjusted EBITDAR target. Third, of that maximum cash bonus percentage attributable to the achievement of corporate goals, 4% (5% for our Chief Executive Officer) is based upon a target aggregate transaction value with respect to senior housing communities acquired by the Company during 2011. In addition, the Participants are eligible to receive a cash performance bonus equal to 8% (10% for our Chief Executive Officer) of their respective base salaries based upon our achievement of certain objective individual goals for the year ending December 31, 2011, which are within such Participant’s sphere of influence. Also, the Participants are eligible to receive additional cash and stock performance bonuses of up to 26% (36% for our Chief Executive Officer) of their respective base salaries if the CFFO per outstanding share target for the year ending December 31, 2011 is exceeded by up to 25%.

Under the Plan, each Participant agrees that in the event that it is determined that a Participant has committed fraud related to or willful misstatement of any of the measures or calculations used in determining a bonus or award under the Plan, the Participant involved in such fraud or willful misstatement will return to the Company upon its demand the bonuses and awards that were paid as a result of such fraud or willful misstatement. This “claw-back” feature of the Plan is separate from and in addition to any claw-back provisions under applicable law, including the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Senior Living Corporation

Date: February 1, 2011

By: /s/ David R. Brickman
Name: David R. Brickman
Title: Vice President